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                                                                    EXHIBIT 23.2






                             MILLER AND LENTS, LTD.
                     INTERNATIONAL OIL AND GAS CONSULTANTS
                              TWENTY-SEVENTH FLOOR
                                 1100 LOUISIANA
                           HOUSTON, TEXAS 77002-5216
                             TELEPHONE 713 651-9455
                              TELEFAX 713 654-9914





April 25, 2003




Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX 77060



Re:      Cal Dive International, Inc.
         Securities and Exchange Commission Form S-3
         Consent Letter



Gentlemen:



         The firm of Miller and Lents, Ltd. consents to the naming of it as experts and to the incorporation by reference of its report letter dated February 7, 2003 concerning the proved reserves as of December 31, 2002 attributable to Energy Resource Technology, Inc. in the Registration Statement of Cal Dive International, Inc. on Securities and Exchange Commission Form S-3 (Reg. No. 333-103451) filed with the Securities and Exchange Commission.



         Miller and Lents, Ltd. has no interests in Cal Dive International, Inc. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cal Dive International, Inc. We are not employed by Cal Dive International, Inc. on a contingent basis.



                                         Very truly yours,




                                         MILLER AND LENTS, LTD.




                                         By   /s/ R. W. FRAZIER
                                         --------------------------------------
                                         R. W. Frazier
                                         President